                                                                     EXHIBIT 4.3

No.
   ---------------------------

                       CERTIFICATE OF CONTINGENT INTEREST
                       IN COMMON STOCK $0.001 PAR VALUE OF
                          OPTIMA PETROLEUM CORPORATION

                 ISSUED PURSUANT TO PLAN AND AGREEMENT OF MERGER
                                   DATED AS OF
                               FEBRUARY __, 1998,
                                  BY AND AMONG

                          OPTIMA PETROLEUM CORPORATION,
                        OPTIMA ENERGY (U.S.) CORPORATION,
                          GOODSON EXPLORATION COMPANY,
                             NAB FINANCIAL, L.L.C.,
                             DEXCO ENERGY, INC. and
                            AMERICAN EXPLORER, L.L.C.


                         READ THIS CERTIFICATE CAREFULLY

                             THIS CERTIFICATE IS NOT
              TRANSFERABLE OR ASSIGNABLE EXCEPT AS HEREIN PROVIDED


         This is to certify that ______________________ is the registered holder of _____________ Units of Contingent Interest with respect to shares of Common Stock, $0.001 par value, of Optima Petroleum Corporation, a Delaware corporation ("Optima Common Stock"), issued pursuant to the provisions of the Plan and Agreement of Merger dated as of February __, 1998. Each Unit of Contingent Interest represents the right to receive the number of shares of Optima Common Stock, if any, that may be distributable upon the terms and subject to the conditions hereinafter set forth.

                                          OPTIMA PETROLEUM CORPORATION


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

Dated:            , 1998
      ------------

This Certificate is one of the Contingent Interest Certificates for an aggregate of 1,667,001 Units of Contingent Interest ("Contingent Stock Issue Rights") issued pursuant to the Plan and Agreement of Merger (the "Merger Agreement") dated as of February ___, 1998, among Optima Petroleum Corporation, a Delaware corporation and previously a corporation constituted under the Canadian Business Corporation Act ("Optima"), Optima Energy (U.S.) Corporation, a Louisiana corporation and wholly-owned subsidiary of Optima and previously a Nevada corporation ("Acquisition Subsidiary"), Goodson Exploration Corporation, a Louisiana corporation ("Goodson"), NAB Financial, L.L.C., a Louisiana limited liability company ("NAB"), Dexco Energy, Inc., a Louisiana corporation ("Dexco") (Goodson, NAP and Dexco collectively referred to herein as the "Target Corporations") and American Explorer, L.L.C., a Louisiana limited liability company and whose membership interests are 100% owned by the Target Corporations (the "Operating Company"), and pursuant to which the Target Corporations were merged (the "Mergers") with and into Acquisition Subsidiary. The terms and conditions upon which the registered holder of this Certificate may become entitled to shares of common stock, $0.001 par value, of Optima ("Optima Common Stock") are set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

                    SECTION 1. RIGHTS TO OPTIMA COMMON STOCK

         Subject to the terms hereof, and subject to the satisfaction of the conditions provided herein, each Unit of Contingent Stock Issue Rights shall entitle the holder thereof to receive, and shall automatically be converted into that number of shares of Optima Common Stock, if any, determined as follows:

                  (i) if an Optima Triggering Event (as hereinafter defined) occurs at any time on or before the third anniversary of the date of issuance of these Contingent Stock Issue Rights (the "Third Anniversary"), each Unit of Contingent Stock Issue Right shall entitle the holder thereof to receive one share of Optima Common Stock on the date the Optima Triggering Event occurs; and

                  (ii) if an Optima Triggering Event does not occur on or before the Third Anniversary, then this Contingent Stock Issue Right shall not entitle the holder to receive any shares of Optima Common Stock and these Contingent Stock Issue Rights shall terminate and be of no further force or effect.

         For the purposes of this Section 1:

                  (i) an Optima Triggering Event shall have occurred if the Optima Common Stock has a Fair Market Value at or above U.S. $5.00 per share (as adjusted for stock splits, combinations and other similar corporate events) for a period of 20 consecutive trading days; and

                  (ii) the "Fair Market Value" of one share of Optima Common Stock shall mean, for any trading day, (w) the closing sale price for a share of Optima Common

         Stock on such trading day on the Nasdaq National Market System, or (x) if no sale takes place on such day, the average of the closing bid and asked prices on the Toronto Stock Exchange, or (y) if no such sale takes place on either of such exchanges on such day, the average of the closing bid and asked prices of a share of Optima Common Stock on such trading day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (z) if not quoted on NASDAQ or such exchanges on such day, the average of the closing bid and asked prices for a share of Optima Common Stock as quoted on any other recognized stock exchange on which such shares are then listed.

                  Upon satisfaction of the conditions specified in Section 1, the registered holder of this Certificate shall be considered a record holder of the number of shares of Optima Common Stock specified in this
         Section 1. Upon satisfaction of the conditions specified in Section 1, Optima shall issue to the holder of this Certificate, upon surrender of this Certificate to Optima or an agent designated by Optima, that number of shares of Optima Common Stock issuable upon conversion of the number of Contingent Stock Issue Rights represented by this Certificate.

                              SECTION 2. DIVIDENDS

         No dividends shall be payable with respect to the Optima Common Stock represented by this Certificate until a record date has occurred after the issuance thereof.

                     SECTION 3. REPLACEMENT OF CERTIFICATES

         Upon receipt of evidence satisfactory to Optima or its agent of the loss, theft, destruction, or mutilation of any Certificate and upon receipt of indemnity reasonable satisfactory to Optima or its agent, Optima shall deliver a new Certificate for the number of Contingent Stock Issue Rights represented by the Certificate so lost, stolen, destroyed, or mutilated.

                        SECTION 4. HOLDER NOT STOCKHOLDER

         This Certificate does not entitle the holder thereof to any voting or other rights as a stockholder of Optima.

                  SECTION 5. ADJUSTMENT OF OPTIMA COMMON STOCK

         5.1 Stock Dividends, Etc. In case Optima shall (1) pay a dividend in shares of Optima Common Stock; (2) subdivide outstanding shares of Optima Common Stock; (3) combine outstanding shares of Optima Common Stock into a smaller number of shares; or (4) issue by reclassification any shares of Common Stock, the number of shares of Optima Common Stock issuable upon conversion of the Contingent Stock Issue Rights represented by this Certificate shall be proportionately adjusted.

         5.2 Merger, Etc. In case of (1) any consolidation or merger of Optima or any of its affiliates with or into another corporation or (2) any sale, transfer, or other disposition of all or substantially all of the property, assets, or business of Optima or its affiliates, as a result of which property (cash or otherwise) shall be payable or distributable to the holders of Optima Common Stock, the Certificate shall thereafter represent the number and class of shares or other securities or property of Optima, or of the corporation or other entity resulting from such consolidation or merger or to which such sale, transfer, or other disposition shall have been made for or into which the Optima Common Stock underlying this Certificate would have been exchanged or converted upon such event if outstanding at the time thereof, with appropriate adjustments to the Triggering Event conditions so as to maintain as nearly as reasonably practicable the intent of the parties hereunder and which adjustments shall be determined in good faith by the Optima Board of Directors. The terms of any such consolidation, merger, sale, transfer, or other disposition shall include appropriate provisions in accordance with the provisions of this Section 5.2. The provisions of this Section 5.2 shall similarly apply to successive consolidations, mergers, sales, transfers, or other dispositions as aforesaid.

         5.3 Notice. Whenever an adjustment is made as provided in this Section 5, Optima shall promptly mail to the holder of this Certificate, at the address appearing below unless changed by written notice by the holder, a statement setting forth the adjustment and the facts giving rise thereto.

                       SECTION 6. TRANSFER OF CERTIFICATES

         Except for transfers to Robert R. Brooksher, this Certificate is not transferable or assignable except by the laws of descent and distribution, by will or by operation of law.

                      SECTION 7. INITIAL ADDRESS FOR NOTICE

         Notice may be given at the following address:

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------

                     ---------------------------------------

                            SECTION 8. GOVERNING LAW

         This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.